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                                                                   Exhibit 10.61

                                 THIRD AMENDMENT
                                       TO
                     EXECUTIVE SALARY CONTINUATION AGREEMENT

This Amendment No. 3 ("Amendment") to the Executive Salary Continuation Agreement ("Agreement") dated October 13, 1993, as amended on September 29, 1995 and February 16, 2000 is made and entered into this 12th day of November, 2003, by and between Plumas Bank, a California state banking corporation (the "Employer"), and William E. Elliott, an individual residing in the State of California (hereinafter referred to as the "Executive").

                                    RECITALS

WHEREAS, the Executive is an employee of the Employer and is serving as its President and Chief Executive Officer;

WHEREAS, the Employer has provided Executive with certain salary continuation benefits as set forth in the Agreement;

WHEREAS, Employer and Executive desire to amend the Section 1.2 of the Agreement to provide the Executive with a 2% per year pre and post retirement increase in the Annual Benefit, amend Sections 3.1, 3.2, 4.1, 4.2, 5, 5.1 and 6 to increase the period of benefit payments of the Annual Benefit from 15 years to 20 years, and to amend Section 8 as to the Claims and Review Procedure.

NOW, THEREFORE, in consideration of the services to be performed in the future, as well as the mutual promises and covenants contained herein, the Executive and the Employer agree to amend the Agreement as follows:

1. Section 1.2 of the Agreement is amended in the entirety to read as follows:

         1.2. ANNUAL BENEFIT. The term "Annual Benefit" shall mean the annual sum of one hundred ten thousand dollars ($110,000) multiplied by the Applicable Percentage (defined below) and then reduced to the extent required: (i) under the other provisions of this Agreement; (ii) by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; and (iii) in order for the Employer to properly comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (eg., FICA, FUTA, SDI). Effective May 1, 2003, the Annual Benefit shall be increased by 2% per year compounded annually until all payments under the Agreement have been paid or the Agreement is terminated.

2. Section 3.1 of the Agreement is amended in the entirety to read as follows:

         3.1. PAYMENTS UPON RETIREMENT. If the Executive shall remain in the continuous employment of the Employer until attaining sixty-five (65) years of age, the Executive shall be entitled to be paid the Annual Benefit (with the

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         Applicable Percentage at 100%) for a period of twenty (20) years, in
         Two Hundred Forty (240) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the month in which the Executive Retires or upon such later date as may be mutually agreed upon by the Executive and the Employer in advance of said Retirement date. At the Employer's sole and absolute discretion, the Employer may increase the Annual Benefit as and when the Employer determines the same to be appropriate in order to reflect a substantial change in the cost of living. Notwithstanding anything contained herein to the contrary, the Employer shall have no obligation hereunder to make any such cost-of-living adjustment.

3. Section 3.2 of the Agreement shall be amended in the entirety to read as follows:

         3.2. PAYMENTS IN THE EVENT OF DEATH AFTER RETIREMENT. The Employer agrees that if the Executive Retires, but shall die before receiving all of the Two Hundred Forty (240) monthly payments described in paragraph 3.1 above, the Employer will make the remaining monthly payments, undiminished and on the same schedule as if the Executive had not died, to the Executive's designated beneficiary. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Executive under the term of this Agreement shall be paid to the Executive's Surviving Spouse. If the Executive leaves no Surviving Spouse, the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate.

4. Section 4.1 of the Agreement shall be amended in the entirety to read as follows:

         4.1 PAYMENTS IN THE EVENT OF DEATH PRIOR TO RETIREMENT. In the event the Executive should die while actively employed by the Employer at any time after the Effective Date of this Agreement, but prior to attaining sixty five (65) years of age or if the Executive chooses to work after attaining sixty five (65) years of age, but dies before Retirement, the Employer agrees to pay the Annual Benefit (with the Applicable Percentage determined by the applicable years of service Executive had with Employer, including years of service prior to the execution of this Agreement as set forth on Schedule A) for a period of twenty (20) years in Two Hundred Forty (240) equal monthly installments, with each installment to be paid on the first of each month beginning with the month following Executive's death to the Executive's designated beneficiary. If a valid Beneficiary Designation is not in effect, then the amounts to due the Executive under the terms of this Agreement shall be paid to the Executive's Surviving Spouse as set forth above. If the Executive leaves no Surviving Spouse, the amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate as set forth above.

4. Sections 4.2 of the Agreement shall be amended to read in the entirety as follows:

         4.2. PAYMENTS IN THE EVENT OF DISABILITY PRIOR TO RETIREMENT. In the event the Executive becomes Disabled while actively employed by the Employer at any time after

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         the date of this Agreement but prior to Retirement, the Executive shall: (i) continue to be treated during such period of Disability as being gainfully employed by the Employer but shall not add applicable years of service for the purpose of determining the Annual Benefit; and
         (ii) be entitled to be paid the Annual Benefit (with the Applicable Percentage determined by the applicable years of service Executive had with Employer at the time Executive first becomes Disabled as set forth on Schedule A) for a period of twenty (20) years in Two Hundred Forty
         (240) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the earlier of (1) the month in which the Executive attains sixty-five (65) years of age; or (2) the date upon which the Executive is no longer entitled to receive Disability benefits under the Executive's principal Disability insurance policy and does not, at such time, return to and thereafter fulfill the responsibilities associated with the employment position held with the Employer prior to becoming Disabled by reason of such Disability continuing. Notwithstanding the foregoing, in the event Executive should die while actively or gainfully employed by the Employer at any time after the Effective Date of this Agreement and prior to attaining the age of sixty-five (65) years of age, the payments provided in Paragraph 4.1 shall be paid in lieu of the payments provided in this Paragraph 4.2, provided that Executive or his legal representative shall have not elected to take the benefits provided by Paragraph 5.

5. Section 5 of the Agreement shall be amended in the entirety to read as follows;

         5. PAYMENTS IN THE EVENT EMPLOYMENT IS TERMINATED OTHER THAN BY DEATH, DISABILITY, RETIREMENT OR A CHANGE OF CONTROL OF THE EMPLOYER.

         As indicated in Paragraph 2 above, the Employer reserves the right to terminate the Executive's employment, with or without cause but subject to any written employment agreement which may then exist, at any time prior to the Executive's Retirement. In the event that the employment of the Executive shall be terminated, for any reason, including voluntary termination by the Executive, but other than by reason of Disability except as provided in Paragraph 4.2, death, Retirement or a change of control of the Employer as set forth in Paragraph 5.1, the Executive or his legal representative shall be paid the Annual Benefit (with the Applicable Percentage determined by the applicable years of service Executive had with Employer at the time of Executive's termination of employment as set forth on Schedule A) for a period of twenty (20) years in Two Hundred Forty (240) equal monthly installments, with each installment to be paid on the first day of each month, (i) beginning with the month following the month in which the Executive terminates employment and attains sixty-five (65) years of age or, (ii) , beginning with the month following the Executive's death, if Executive terminates employment and dies prior to attaining age 65.

         If the Executive shall become entitled to the payments provided in the previous paragraph and shall die before all of the Two Hundred Forty
         (240) monthly payments have been paid to him, the Employer shall make the remaining monthly payments, undiminished and on the same schedule as if the Executive had not died, to the Executive's designated beneficiary. If a valid Beneficiary Designation

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         is not in effect, then the remaining amounts due to the Executive under the term of this Agreement shall be paid to the Executive's Surviving Spouse. If the Executive leaves no Surviving Spouse, the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate.

6. Section 5.1 of the Agreement shall be amended in the entirety to read as follows:

         5.1 TERMINATION OF EMPLOYMENT IN THE EVENT OF A CHANGE OF CONTROL.

         A "Terminating Event" shall be defined as any one of the following events: (i) merger or consolidation of the Employer's parent ("Bancorp") where the shareholders of Bancorp immediately prior to the merger or consolidation will not own at least a majority of the outstanding voting shares of the Bancorp (or Bancorp's successor, if the Bancorp is not the surviving entity in the merger or consolidation) immediately after such merger or consolidation, (ii) a transfer of a controlling interest of the Employer or Bancorp (consisting of at least a majority of the outstanding voting shares of the Employer or Bancrop) to another corporation, individual or individuals acting in concert, or
         (iii) a sale or transfer of substantially all of the assets of the Employer to another entity. In the event the Executive's employment terminates with the Employer or Employer's successor within five years of a Terminating Event and the Executive gives written notice to the Employer or Employer's successor within 30 calendar days of such termination of employment that the termination is for the reason that a Terminating Event has occurred, the Executive shall be entitled to be paid the Annual Benefit (with the Applicable Percentage equal to 100%) for a period of twenty (20) years, in Two Hundred Forty (240) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the month in which the Executive's employment is terminated.

         The Executive and Employer acknowledge that limitations on deductibility of the Annual Benefit for federal income tax purposes may be imposed under, but not limited to Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), and any successor to Section 280G of the Code. The increase in the Applicable Percentage pursuant to the application of this Paragraph 5.1 shall be limited to such increase in the Applicable Percentage (which increase shall not result in the Applicable Percentage being greater than 100%) that results in the greatest amount of the Annual Benefit that is deductible by the Employer for federal income tax purposes after taking into account all other compensation payments to or for the benefit of the Executive that are included in determining the deductibility of such payments under
         Section 280G of the Code or any successor to Section 280G of the Code. In the event that prior to the application of this Paragraph 5.1, all other compensation payments to or for the benefit of Executive results in the limitation of the deductibility by Employer of such payments under Section 280G or any successor to Section 280G of the Code, then this Paragraph 5.1 shall not be applicable.

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7.       Section 6 of the Agreement shall be amended in the entirety to read as follows:

         6. PAYMENTS IN THE EVENT THE EXECUTIVE ELECTS EARLY RETIREMENT.

         The Executive shall have the right to elect to receive salary continuation benefits prior to attaining sixty-five (65) years of age if Executive (i) remains in the active employ of Employer until a date which constitutes an Early Retirement Date and (ii) retires on such date. In the event the Executive elects to Retire and Retires on a date which constitutes an Early Retirement Date, the Executive shall be entitled to be paid the Annual Benefit (with the Applicable Percentage determined by the applicable years of service Executive will have with Employer at the time of early retirement) for a period of twenty (20) years in Two Hundred Forty (240) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the month in which Early Retirement Date occurs.

         The Employer and Executive agree that if the Executive Retires at an Early Retirement Date, but shall die before receiving all of the two hundred forty (240) monthly payments, the Employer shall make the remaining monthly payments, undiminished and on the same schedule as if the Executive had not died, to the Executive's designated beneficiary. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Executive under the term of this Agreement shall be paid to the Executive's Surviving Spouse. If the Executive leaves no Surviving Spouse, the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate.

8. Section 8 of the Agreement shall be amended in the entirety to read as follows:

         8. CLAIMS AND REVIEW PROCEDURE.

         8.1 Claims Procedure. Any individual ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

                  8.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Employer a written claim for the benefits.

                  8.1.2 Timing of Employer Response. The Employer shall respond to such claimant within 90 days after receiving the claim. If the Employer determines that special circumstances require additional time for processing the claim, the Employer can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Employer expects to render its decision.

                  8.1.3 Notice of Decision. If the Employer denies part or all of the claim, the Employer shall notify the claimant in writing of such denial. The Employer shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

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         (a)      The specific reasons for the denial;

         (b) A reference to the specific provisions of this Agreement on which the denial is based;

         (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

         (d) An explanation of this Agreement's review procedures and the time limits applicable to such procedures; and

         (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

         8.2 Review Procedure. If the Employer denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Employer of the denial, as follows:

                  8.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Employer's notice of denial, must file with the Employer a written request for review.

                  8.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Employer shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits.

                  8.2.3 Considerations on Review. In considering the review, the Employer shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                  8.2.4 Timing of Employer Response. The Employer shall respond in writing to such claimant within 60 days after receiving the request for review. If the Employer determines that special circumstances require additional time for processing the claim, the Employer can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Employer expects to render its decision.

                  8.2.5 Notice of Decision. The Employer shall notify the claimant in writing of its decision on review. The Employer shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

         (a)      The specific reasons for the denial;

         (b) A reference to the specific provisions of this Agreement on which the denial is based; and

         (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits.

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9.       Except as amended hereby, the provisions of the Agreement remain in full force and effect and the enforceability thereof is not affected by this Amendment.

IN WITNESS WHEREOF, the parties to this Amendment have duly executed this Amendment as of the day and year first above written.

                                        PLUMAS BANK

                                        By: /s/ Jerry V. Kehr
                                            ------------------------------------
                                            Jerry V. Kehr, Chairman

                                        WILLIAM E. ELLIOTT

                                        /s/ William E. Elliott
                                        ----------------------------------------

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